Execution Version

This instrument and the rights and obligations evidenced hereby are and shall at all times be and remain subordinated in right of payment to the extent and in the manner set forth in that certain Subordination Agreement, dated as of April 17, 2015, by and among Commonwealth Bank of Australia, Hale Capital Partners, L.P., Midway Gold Corp., MDW Pan LLP and certain other parties, as amended, to the prior payment in full in cash of all Senior Debt (as defined therein).

SECURITY AGREEMENT

Dated as of April 24, 2015

From

The Grantors referred to herein

as Grantors

to

Hale Capital Partners, L.P.

as Collateral Agent

T A B L E    O F    C O N T E N T S

Section	Page

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This instrument and the rights and obligations evidenced hereby are and shall at all times be and remain subordinated in right of payment to the extent and in the manner set forth in that certain Subordination Agreement, dated as of April 17, 2015, by and among Commonwealth Bank of Australia, Hale Capital Partners, L.P., Midway Gold Corp., MDW Pan LLP and certain other parties, as amended, to the prior payment in full in cash of all Senior Debt (as defined therein).

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of April 24, 2015 (this “Agreement”) made by MDW Pan LLP, a limited liability partnership formed in the State of Delaware (the “Borrower”) and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to Hale Capital Partners, L.P., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

(1) The Borrower is  party to that certain Subordinated Credit Agreement, dated as of April 17, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Hale Capital Partners, L.P., as administrative agent and collateral agent, and the lenders party thereto from time to time.

(2) The Borrower is party to that certain Credit Agreement dated as of July 18, 2014  (as amended, amended and restated, supplemented or otherwise modified from time to time,  the “Senior Credit Agreement”) by and among the Borrower, as borrower, each of the banks, financial institutions and other lenders party thereto (“Senior Lenders”), and Commonwealth Bank of Australia, as administrative agent, collateral agent and technical agent (“Senior Agent”).

(3) Concurrently with the execution of the Credit Agreement, the Secured Parties, the Senior Lenders, the Senior Agent, the Borrower and the other Grantors have entered into that certain Subordination Agreement (the “Subordination Agreement”).

(4) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(5) Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

(6) It is a condition to the making of loans under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(7) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless Midway – Security Agreement otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security

Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,”

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and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);
(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(v) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) each of the material contracts, including the Material Project Agreements and excluding any contracts that constitute Excluded Assets, to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”),

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including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts and all other deposit accounts of the Borrower (other than Excluded Assets) and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) the Supplier Metal Account and the External Metal Account (each, as defined in the Refining Agreement);

(iv) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) the following (collectively, the “Intellectual Property Collateral”):
(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

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(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule III hereto (“IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) the commercial tort claims described in Schedule IV hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 17, the “Commercial Tort Claims Collateral”);

(i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the

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Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Notwithstanding the foregoing, this Agreement shall not constitute the grant of a security interest in, and none of the covenants or representations and warranties herein shall apply to, any property to the extent such property is, at any time, but only for so long as such property is, an Excluded Asset.  As used herein, “Excluded Asset” shall mean (a) the deposits securing the Closing Surety Bonding Contracts in an aggregate amount up to U.S.$6,000,000; (b) the Distribution Account; (c) the interests of Midway Gold US Inc. or any other Grantor under (i) that certain Exploration, Development and Mine Operating Agreement, dated as of November 1, 2012, between Midway Gold US Inc. and Aurion Resources (US) LLC (as amended or otherwise modified from time to time, the “Pinyon Agreement”) and any Participating Interest (as defined in the Pinyon Agreement) and (ii) that certain Exploration, Development and Mine Operating Agreement, dated as of March 9, 2009, between Midway Gold US Inc. and Barrick Gold Exploration Inc. (as amended or otherwise modified from time to time, the “Spring Valley Agreement”) and any Participating Interest (as defined in the Spring Valley Agreement), (d) the interests of MDW Gold Rock LLP or any other Grantor under that certain Monte Mineral Lease, dated March 20, 2006, between MDW Gold Rock LLP and Nevada Royalty Corp. (as amended or otherwise modified from time to time, the “Monte Lease”);  provided that, immediately upon the receipt of consent of the Lessor (as defined in the Monte Lease) to the collateral assignment of such interests to the Collateral Agent, such interests shall no longer constitute Excluded Assets, (e) the interests of  the Borrower or any other Grantor under that certain Pan Mineral Lease, dated January 7, 2003, between the Borrower and Nevada Royalty Corp. (successor in interest to Newark Valley Mining Corp., and earlier from Gold Standard Royalty (Nevada) Inc. and originally from Bertha C. Johnson, Trustee of the Lyle F. Campbell Trust under an Agreement of Trust dated August 5, 1986 and last amended on May 19, 1988), a Nevada corporation (as amended or otherwise modified from time to time, the “Pan Lease”);  provided that, immediately upon the receipt of consent of the Lessor (as defined in the Pan Lease) to the collateral assignment of such interests to the Collateral Agent, such interests shall no longer constitute Excluded Assets, (f) vehicles or other equipment subject to Permitted Liens to secure Indebtedness permitted pursuant to the Credit Agreement or the Guaranty and incurred to fund the lease or purchase of such vehicles or other equipment, solely to the extent that the terms of the instrument or document that created such Permitted Liens prohibited the grant of a security interest to the Collateral Agent at the time such instrument or document was entered into; provided that the Grantors shall use commercially reasonable efforts to cause such instruments and documents not to include such a prohibition, (g) any general intangible held by a Grantor to the extent (but only to the extent) that the grant of a security interest to the Collateral Agent in such general intangible is prohibited by Applicable Law, (h) any health care receivables or any health care receivables accounts, (i) the interests of the Borrower in the Electric Power Supply Agreement dated as of June 25, 2014 between the Borrower and Mt. Wheeler Power, Inc.;  provided that, immediately upon the receipt of consent of Mt. Wheeler Power, Inc. to the collateral assignment of such interests to the Collateral Agent, such interests shall no longer constitute Excluded Assets; and (i)  any other lease, license, contract, property rights or agreement to which a Grantor is a party or any of such Grantor’s rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest

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in such property would constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of such Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law or principles of equity), provided that, such lease, license, contract, property right or agreement shall no longer constitute Excluded Assets (x) immediately upon the condition causing such abandonment, invalidation or unenforceability being remedied, (y)  immediately with respect to any severable term of such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (i) or (ii) above, and (z) immediately with respect to any such lease, license, contract, property rights or agreement upon receipt of consent of the account debtor or such Grantor’s counterparty.

Section 2. Security for Obligations

This Agreement secures, in the case of each Grantor, the payment of all Secured Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Grantors Remain Liable

Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral

Subject at all times to the rights and interests of the Secured Parties (as defined in the Senior Credit Agreement, the “Senior Secured Parties”) under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement, the “Senior Loan Documents”) and the priorities provided for in the Subordination Agreement:

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All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(a) With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(b) With respect to any Security Collateral that constitutes a security entitlement as to which the Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (a “Securities Account Control Agreement”).

(c) The Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only (to the extent applicable) to the Pledge Agreements and the rights and interests of Senior Secured Parties.    In addition, the Collateral Agent shall have the right at any time to convert Security Collateral consisting of financial assets credited to the Pledged Deposit Accounts or the Depositary Accounts to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to the Pledged Deposit Accounts or the Depositary Accounts.

(d) Upon the request of the Collateral Agent, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 5. Maintaining the Account Collateral

Until such time that all outstanding Secured Obligations have been repaid in full in cash and all Commitments have been reduced to zero or, with respect to each individual Grantor, until such time as the obligations of such Grantor under this Agreement shall have been terminated pursuant to Section 27(b), but subject in all events to the Subordination Agreement and the terms of the Senior Credit Agreement and the other Senior Loan Documents:

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(a) the Borrower will maintain all deposit accounts (other than the Distribution Account) only with a bank (a “Pledged Account Bank”) that has agreed with the Borrower and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such Project deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”) to be obtained with respect to the deposit accounts existing on the date hereof in accordance with Section 6.01(w) of the Credit Agreement.

(b) each Grantor will (i) immediately instruct each Person obligated at any time to make any payment to the Borrower for any reason (an “Obligor”) to make such payment to a Pledged Deposit Account and (ii) deposit in a Pledged Deposit Account, at the end of each Business Day, all proceeds of Collateral and all other cash of such;  provided that none of the Grantors (other than the Borrower) shall be required to maintain its cash in a Pledged Deposit Account or any other account subject to a deposit account control agreement in favor of the Collateral Agent except as contemplated by Section 5.01(i) of the Guaranty.

(c) The Collateral Agent may, at any time and without notice to, or consent from, any Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy any Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

Section 6. Investing of Amounts in the Depositary Accounts

With respect to amounts deposited in the Depositary Accounts from time to time, the Borrower shall have the right to (a) invest such amounts in such Cash Equivalents credited to the Depositary Accounts as the Borrower may select, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner.  Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Depositary Accounts.  In addition, the Borrower shall have the right at any time to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Depositary Accounts.  Notwithstanding the foregoing, the parties agree that this Section 6 shall be subject to the terms of the Credit Agreement, the Depositary Agreement and the Subordination Agreement .

Section 7. Release of Amounts

Amounts deposited in or credit to the Depositary Accounts shall be applied in accordance with the terms of the Credit Agreement and the Depositary Agreement, subject to the Subordination Agreement.

Section 8. Representations and Warranties

Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and (if applicable) organizational identification number

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is set forth in Schedule V hereto.  Such Grantor has no trade names other than as listed on Schedule III hereto.  Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.

(d) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for Permitted Liens (including Liens for the benefit of the Senior Secured Parties ).  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, the Senior Agent or as otherwise permitted under the Credit Agreement.

(e) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule VII hereto or at another location as to which such Grantor has complied with the requirements of Section 10(a).  Within the five (5) years preceding the date hereof, such Grantor has not changed the location of its Equipment or Inventory except as set forth in Schedule VI hereto.  Such Grantor has exclusive possession and control of its Equipment and Inventory (subject to Permitted Liens), other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Collateral Agent, is in effect.

(f) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent or the Senior Agent.
(g) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(h) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.  The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and is not in default in any material respects.

(i) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto.  The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(j) Such Grantor has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.

(k) The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to the Collateral Agent, have been duly authorized, 10Midway – Security Agreement executed and delivered by all parties thereto, have not (except as may be permitted by the Credit Agreement) been amended, modified, or supplemented, have not (except as may be permitted by the Credit Agreement) been rescinded, terminated, invalidated, suspended or otherwise impaired,  and are in full force and effect.  Except as previously disclosed to the Collateral Agent in writing, there exists no default in any material respect under any Assigned Agreement to which such Grantor is a party by any party thereto.  To the extent required in the Credit Agreement with respect to any Assigned Agreement, each party to the Assigned Agreements to which such Grantor is a party other than the Grantors has executed and delivered to such Grantor a consent, in form and substance reasonably satisfactory to the Collateral Agent, to the grant of a security interest in such Assigned Agreement to the Collateral Agent pursuant to this Agreement.

(l) The Borrower has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto, additional Pledged Deposit Accounts as to which the Borrower has complied with the applicable requirements of Section 5 and deposit accounts that are Excluded Assets.

(m) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VIII hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 16.

(n) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations.   Subject to the provisos in Sections 5(b) and 9(a)(iii), all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect, and such security interest is second priority subject only to Permitted Liens (including Liens for the benefit of the Senior Secured Parties).

(o) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the second priority nature of such security interest subject only to Permitted Liens (including Liens for the benefit of the Senior Secured Parties), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 13 (if any) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements have been duly recorded and are in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally or as otherwise provided in the Credit Agreement.

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(p) The Inventory that has been produced or distributed by such Grantor has been produced in compliance in all material respect with all requirements of Applicable Law.

(q) As to itself and its Intellectual Property Collateral, each Grantor owns, or possesses the right to use, all Intellectual Property necessary for the operation of its respective business.  To the best knowledge of each Grantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Grantor infringes upon any Intellectual Property rights held by any other Person.  No Grantor has received from any third party a claim in writing that it is infringing in any material respect the Intellectual Property of such third party.  The use of Intellectual Property by any Grantor does not infringe on the rights of any Person in any manner that could be reasonably expected to have a Material Adverse Effect.

(r) Such Grantor has no knowledge of any commercial tort claims other than those listed in Schedule IV hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 17.

Section 9. Further Assurances

Subject to the proviso in Section 5, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to the Collateral of such Grantor:  (i)  at the request of the Collateral Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, subject to rights and interests of the Senior Agent, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder;  provided that no Grantor (other than the Borrower) shall be required to file a fixture filing in real estate records; (iv) at the reasonable request of the Collateral Agent, take all action to ensure that the Collateral Agent’s security interest is noted on each certificate of title related to any Collateral evidenced by a certificate of title with such Collateral having a fair market value greater than $50,000; and (v) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may reasonably deem necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken.

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(a) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(b) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 10. As to Equipment and Inventory

Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 8(c) or, upon 10 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.

(a) Each Grantor will (i) maintain, preserve and protect all of its Equipment necessary in the operation of the Mine in good working order and condition, ordinary wear and tear excepted, in accordance with Prudent Industry Practices in a manner that ensures that the conditions set forth in the warranty provisions of the Construction Management Contract or by any construction contractor, manufacturing supplier or vendor of any equipment incorporated into the Mine are not violated in any respect that could reasonably be expected to void such warranty; and (ii) make or cause to be made all necessary repairs renewals and replacements thereof.  Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $100,000 per occurrence to any of its Equipment or Inventory.

(b) Each Grantor will pay promptly when due all Tax liabilities, assessments and governmental charges or levies imposed upon it or its properties or assets, unless the same are being Contested, and all lawful claims that, if unpaid, would by law become a Lien upon its properties.  In producing its Inventory, each Grantor will comply in all material respects with all requirements of Applicable Law.

Section 11. Insurance

The Borrower shall carry or cause to be carried insurance in accordance with the Credit Agreement.

Section 12. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts

No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 8(a)

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of this Agreement without first giving at least 10 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will, upon reasonable advance notice, permit representatives of the Collateral Agent and its independent contractors at such reasonable times during normal business hours and as often as may be reasonably desired, to inspect and make abstracts from such records and other documents.  If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(a) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Assigned Agreements, Receivables and Related Contracts.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction, will take) such action as such Grantor or the Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided,  however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Depositary Accounts and either (A) released to such Grantor on the terms set forth in Section 7 so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 22(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 13. As to Intellectual Property Collateral

(a)With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A

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hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(a) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  Each Grantor shall give prompt (in any event within 10 days) written notice to the Collateral Agent identifying the After-Acquired Intellectual Property, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 14. [Intentionally Omitted].
Section 15. Assigned Agreements

Each Grantor (other than the Borrower, which shall be subject to the terms and conditions of the Credit Agreement) will at its expense:

(i) perform and observe all material terms and provisions of the Assigned Agreements to be performed or observed by it in all material respects, maintain the Assigned Agreements to which it is a party in full force and effect, enforce in all material respects the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such reasonable actions to such end as may be reasonably requested from time to time by the Collateral Agent; and

(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon request of the Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b) Each Grantor agrees that it will not, except to the extent otherwise permitted under the Credit Agreement:

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(i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;
(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;
(iii) waive any default under or breach of any such Assigned Agreement; or

(iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Secured Party.

(c) Each Grantor hereby consents on its behalf to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

Section 16. Letter-of-Credit Rights

Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.  Each Grantor will make commercially reasonable efforts to promptly cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(a) Upon the occurrence of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) make commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of letter of credit, subject to rights and interests of the Senior Agent.

Section 17. Commercial Tort Claims

Each Grantor will promptly upon knowledge thereof give notice to the Collateral Agent of any commercial tort claim that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all reasonably necessary action, to subject such commercial tort claim to the second priority security interest created under this Agreement.

Section 18. Transfers and Other Liens; Additional Shares

Each Grantor agrees that it will not (a) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other

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dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for Permitted Liens (including Liens for the benefit of the Senior Secured Parties).

Section 19. Collateral Agent Appointed Attorney in Fact

Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, subject to any rights of the Senior Agent, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,
(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 20. Collateral Agent May Perform

If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, subject to the Subordination Agreement, but without any obligation to do so, itself perform, or cause performance of, such agreement (provided that the Collateral Agent shall not perform such agreement prior to the occurrence of an ongoing Event of Default without first providing the Grantor written notice of such failure and (as determined by the Collateral Agent in its sole discretion) a reasonable opportunity to perform such agreement), and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 23.

Section 21. The Collateral Agent’s Duties

The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any

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Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(a) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral.  In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided,  however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 22. Remedies

If any Event of Default shall have occurred and be Continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each

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Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 23) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the manner set forth in the Subordination Agreement.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” (or similar notice) as defined in and under such Agreement.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(g) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 22, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all

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such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the “Securities Act”), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii) use commercially reasonable efforts to qualify the Security Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Agent;

(iii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

(iv) provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Security Collateral; and

(v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with Applicable Law.

(h) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 22, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral:  (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (g)(i) above; (ii) any information and projections provided to it pursuant to subsection (g)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

(i) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (g) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (g) above.

Section 23. Indemnity and Expenses

Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified

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Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(a) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses incurred by each Secured Party and each of their Affiliates, including, without limitation, the reasonable and documented fees and expenses of Ontario, New York and Nevada counsel for the Collateral Agent and the Secured Parties (provided that the Grantors will not be responsible for the payment of legal costs of more than one legal counsel in each of New York,  Nevada and any other applicable jurisdiction) and of any reasonable and documented costs of experts and agents engaged by the Secured Parties in relation hereto, in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 24. Amendments; Waivers; Additional Grantors; Etc.

No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(a) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 25. Notices, Etc.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail to the applicable address set forth in Annex A.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except if not given during normal business hours of the recipient, in which case they shall be deemed to have

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been given at the opening of business on the next Business Day of the recipient). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided, that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.  Each of the Grantors and the Collateral Agent may change its address, electronic mail address or facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 26. Continuing Security Interest; Assignments under the Credit Agreement

Subject to Section 27, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the termination or reduction to zero of all Commitments, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case to the extent permitted by the Credit Agreement.

Section 27. Release; Termination

Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided,  however, that (i) at the time of such request and such release no Event of Default or Prospective Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the Loan Documents shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under the Loan Documents.

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(a) With respect to each Grantor other than the Continuing Grantors (defined below), upon the later to occur of the Economic Completion Date and the Goshute Challenge Resolution Date, (i) the pledge and security interest granted hereby shall automatically terminate and be released and all rights to the Collateral shall revert to the applicable Grantor without any further action and (ii) the Collateral Agent shall promptly return any possessory collateral to each Grantor.  With respect to the Borrower and ServiceCo (the “Continuing Grantors”), upon the date on which all outstanding Secured Obligations have been repaid in full in cash and all Commitments have been reduced to zero, the pledge and security interest granted hereby shall automatically terminate and be released and all rights to the Collateral shall revert to the applicable Continuing Grantor without any further action and  the Collateral Agent shall promptly return any possessory collateral to each Grantor.  Upon any such termination under this clause (b), the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor, or authorize such Grantor to file, such documents as such Grantor shall reasonably request to evidence such termination.

Section 28. Security Interest Absolute

The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Loan Party or whether such Grantor or any other Loan Party is joined in any such action or actions.  All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by Applicable Law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

23Midway – Security Agreement

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

Section 29. Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 30. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

MDW PAN LLP

By: MDW Pan Holding Corp., its Managing   Partner

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MIDWAY GOLD CORP.

By _________________________
Name: Bradley Blacketor
Title:   Chief Financial Officer

MIDWAY SERVICES COMPANY

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

Signature PageMidway – Security Agreement

GEH (U.S.) HOLDING INC.

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MDW GOLD ROCK LLP

By: MDW-GR Holding Corp., its Managing Partner

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MDW‑GR HOLDING CORP.

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MDW PAN HOLDING CORP.

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MIDWAY EXPLORATION LLC

      By: Midway Gold US Inc., its Sole Member

By _________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

Signature PageMidway – Security Agreement

MIDWAY GOLD REALTY LLC

      By: Midway Gold US Inc., its Sole Member

By _________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

MIDWAY GOLD ROCK MINE CO.

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MIDWAY GOLD US INC.

By _________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

MIDWAY PAN MINE CO.

By _________________________
Name: Bradley Blacketor
Title:   Treasurer

MINE SERVICES LLC

      By: Midway Gold US Inc., its Sole Member

By _________________________
Name: Bradley Blacketor
Title:   Senior Vice President & Treasurer

Signature PageMidway – Security Agreement

GEH (B.C.) HOLDING INC.

By _________________________
Name: William M. Zisch
Title:   President

GOLDEN EAGLE HOLDING INC.

By _________________________
Name: William M. Zisch
Title:   President

MDW MINE ULC

By _________________________
Name: William M. Zisch
Title:   Director

Signature PageMidway – Security Agreement

COLLATERAL AGENT:

HALE CAPITAL PARTNERS, L.P.

By _________________________
Name:
Title:

Signature PageMidway – Security Agreement